Exhibit 10.1

THIRD AMENDMENT TO
GROUP 1 AUTOMOTIVE, INC.
DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008

WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the “Company”) has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. DEFERRED COMPENSATION PLAN AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2008 (the “Plan”);

WHEREAS, the Company desires to amend the Plan in certain respects; fully vest Members in the Employer Deferrals described in Section 3.2(a) of the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

I. Effective as of November 1, 2010:

1. The following new Section 1.1(8A) shall be added to the Plan:

“(8A) Class Year Subaccount: The portion of a Member’s Deferral Account and Employer Account attributable to Member Deferrals of Compensation earned during a particular Plan Year from and after the Plan Year beginning January 1, 2011, which is adjusted to reflect changes in value as provided in Section 3.3. Effective for the Plan Year beginning on January 1, 2011, a Class Year Subaccount shall be established with respect to each Plan Year on behalf of each Member who elects to make Member Deferrals for such Plan Year or on whose behalf Employer Deferrals are made for such Plan Year and each Plan Year thereafter for which such Member makes Member Deferrals and/or is allocated Employer Deferrals.”

2. The following new Section 1.1(16A) shall be added the Plan:

“(16A) Deferral Component: The portion of a Member’s Class Year Subaccount established with respect to a Plan Year that is attributable to a particular category of Compensation (Base Salary, Bonus or Commissions, as applicable) deferred by the Member for such Plan Year or Employer Deferral made on behalf of such Member for such Plan Year, as applicable, and which is adjusted to reflect changes in value as provided in Section 3.3.”

3. A new Section 1.1(32A) shall be added to the Plan as follows:

“(32A) Pre-2011 Accounts. The portion of a Member’s Accounts attributable to Member Deferrals and Employer Deferrals with respect to Plan Years beginning prior to January 1, 2011, and which is adjusted to reflect changes in value as provided in Section 3.3; provided, however that the “Pre-2011 Accounts” shall not include any amounts that are segregated in Grandfathered Subaccounts maintained under the Plan pursuant to Section 1.1(19).”

4. Section 1.1(35) of the Plan shall be deleted and the following shall be substituted therefor:

“(35) Scheduled In-Service Withdrawal: A distribution elected by the Member pursuant to Section 3.1 for an in-service withdrawal of one or more Deferral Components within a Class Year Subaccount (for Member Deferrals and Employer Deferrals made with respect to the Plan Year beginning January 1, 2011 or thereafter) or Scheduled Withdrawal Subaccount (for Member Deferrals made with respect to Plan Years beginning prior to the Plan Year beginning January 1, 2011).”

5. Section 1.1(36A) of the Plan shall be deleted and the following shall be substituted therefor:

“(36A) Scheduled Withdrawal Subaccounts: Separate subaccounts within a Member’s Deferral Account created prior to the Plan Year beginning January 1, 2011 to which are credited Member Deferrals as elected by the Member pursuant to Section 3.1(d)(ii) and which are adjusted to reflect changes in value as provided in Section 3.3. A Scheduled Withdrawal Date shall be designated for each Scheduled Withdrawal Subaccount, as elected by the Member pursuant to Section 3.1(d)(ii) of the Plan (as in effect immediately prior to November 1, 2010) and is subject to change in accordance with Section 6.3(b). From and after January 1, 2011, no new Scheduled Withdrawal Subaccounts shall be established under the Plan and in-service withdrawals of Member Deferrals and Employer Deferrals with respect to the Plan Year beginning January 1, 2011 and thereafter shall be accounted for through and subject to the Plan’s election procedures regarding Class Year Subaccounts pursuant to Sections 3.1(d)(ii) and 6.3.”

6. Section 3.1(b) of the Plan shall be deleted and the following shall be substituted therefor:

“(b) Notwithstanding anything to the contrary in Section 3.1(a) or 3.1(d), if permitted in accordance with the administrative procedures implemented by the Committee (which may vary among individual Members), a Member may elect to defer (or change an election to defer) a Performance Bonus after the start of a Plan Year or Plan Years in which such Performance Bonus is earned in whole or in part, provided that (i) such Member makes the initial deferral election with respect to such Performance Bonus on the form and in accordance with the procedures prescribed by the Committee and delivered to the Committee no later than the date that is six months before the end of the performance period applicable thereto, (ii) such Member has performed services continuously for the Employer from the later of the beginning of the performance period or the date upon which the performance criteria applicable to such Performance Bonus are established through a date no earlier than the date upon which the Member makes an initial deferral election with respect thereto pursuant to this Section 3.1(b), and (iii) such Member makes such election before the Performance Bonus has become readily ascertainable (within the meaning of Section 409A of the Code). In the event that such Member has elected to defer Bonus for a Plan Year, except as provided in the following sentence, any election by such Member to defer a Performance Bonus under this Section 3.1(b) earned in such Plan Year (or during a service period beginning in such Plan Year) shall be deemed to override any election by such Member as to whether or not to defer such Performance Bonus under Section 3.1(a)(ii), but only with respect to such Performance Bonus. The time and form of payment with respect to any election to defer such Performance Bonus pursuant to this Section 3.1(b) shall be determined according to the Member’s time and form of payment elections made in accordance with Section 3.1(d)(ii) and 7.3 with respect to his Deferral Component that includes his Bonus Compensation for such Plan Year (or the Plan Year during which the performance period applicable to such Performance Bonus began, as applicable). In the event that a Member is eligible to receive a Performance Bonus but has not made (or been offered) a special election to defer such Performance Bonus, any election made pursuant to Section 3.1(a)(ii) with respect to the Plan Year during which such Performance Bonus was earned (or the Plan Year during which the performance period applicable to such Performance Bonus began, as applicable) shall apply to such Performance Bonus whenever it is otherwise payable.”

7. The introductory paragraph of Section 3.1(d) of the Plan and subparagraphs (i) and (ii) thereunder shall be deleted and the following shall be substituted therefor:

“(d) Compensation for a Plan Year not deferred pursuant to elections under Section 3.1(a) or 3.1(b) shall be received by such Member in cash. A Member’s annual election to defer an amount of his Compensation for a Plan Year pursuant to this Section 3.1, and his election with respect to time and form of payment of Employer Deferrals made on his behalf with respect to such Plan Year pursuant to Section 3.2, shall comply with the following requirements:

(i) Such election shall be made by effecting, on the form prescribed by the Committee and prior to the start of the Plan Year (except for newly Eligible Employees under Section 2.1(b) or with respect to a Member’s election to defer a Performance Bonus, if permitted pursuant to Section 3.1(b)), a Member Deferral election pursuant to which the Member authorizes the Employer to reduce his Compensation in the elected amount. Such election shall also specify the applicable time and form of payment of such Member’s benefits in accordance with the provisions of Section 3.1(d)(ii) and Article VII. In consideration of such election, the Employer agrees to credit the amount of Compensation for such Plan Year specified in such election and any Employer Deferrals made on his behalf for such Plan Year, subject to applicable Plan requirements, to such Member’s Deferral Account or Employer Account, as applicable, maintained under the Plan.

(ii) For the Plan Year beginning January 1, 2011 and each Plan Year thereafter, a Member’s deferrals of Base Salary, Bonus and/or Commissions for such Plan Year and any Employer Deferrals made on the Member’s behalf for such Plan Year shall each be credited to the applicable Deferral Component of the Member’s Class Year Subaccount for such Plan Year, and the Member’s election for such Plan year shall specify separately with respect to each such Deferral Component whether the amounts credited thereto shall be deferred until (A) the Member’s Termination of Service or (B) until the Scheduled Withdrawal Date designated for such Deferral Component (i.e., as a Scheduled In-Service Withdrawal subject to the provisions of Section 6.3). If a Member elects a Scheduled In-Service Withdrawal of any Deferral Component, the Member shall specify the Scheduled Withdrawal Date as to such Deferral Component upon which the Scheduled In-Service Withdrawal of amounts credited to such Deferral Component shall commence if the Member is still employed by the Employer on that date; provided, however, that the Scheduled Withdrawal Date must be at least two calendar years after the end of the Plan Year for which Member Deferrals, as applicable, and/or any Employer Deferrals are first credited to such Deferral Component. Except if changed in accordance with the requirements of Section 6.3, elections made with respect to Scheduled Withdrawal Subaccounts shall be subject to the provisions of Section 3.1(d)(ii) of the Plan (as in effect immediately prior to November 1, 2010). Any Member who fails to elect the time of distribution of any Scheduled Withdrawal Subaccount or Deferral Component of any Class Year Subaccount for any Plan Year that is deferred under the Plan in accordance with this Section 3.1(d)(ii) shall be deemed to have elected to have deferred such Scheduled Withdrawal Subaccount or Deferral Component for such Plan Year, as applicable, until his Termination of Service.”

8. Section 3.1(d)(vi) of the Plan shall be deleted and the following shall be deleted and the following shall be substituted therefor:

“(vi) A Member Deferral election shall remain in force and effect for the entire Plan Year (or portion thereof) to which such election relates and, subject to Sections 3.1(e) and 6.2, shall be irrevocable for such Plan Year, except with respect to Performance Bonuses, for which any election that is permitted by the Committee pursuant to Section 3.1(b) shall apply only to the Performance Bonus(es) to which it relates, shall override any Member election to defer Bonus by such Member that might otherwise apply to such Performance Bonus (except any time and form of payment election relating thereto), and shall be irrevocable once the deadline for such election under Section 3.1(b) has passed.”

9. The following provision shall be added at the end of Section 3.2(a)(ii) of the Plan:

“Separate Class Year Subaccounts shall be maintained under the Member’s Savings Plan subaccount under his Employer Account for contributions made with respect to each Plan Year.”

10. A new Section 3.2(d) shall be added to the Plan as follows:

“(d) In the annual election process for each Plan Year pursuant to Section 3.1(d), each Member shall specify the time and form of payment for Employer Deferrals made on his behalf with respect to such Plan Year, as adjusted pursuant to Section 3.3, in accordance with the requirements of Section 3.1(d). Notwithstanding anything to the contrary in Section 3.1(d)(ii), with respect to any Employer Deferral made on behalf of a Member pursuant to Section 3.2(b), a Member may not designate a Scheduled Withdrawal Date with respect to the Deferral Component to which such Employer Deferral is credited that precedes the date that such Employer Deferral is fully vested as determined under Section 5.2(b). Notwithstanding the foregoing, Employer Deferrals, as adjusted pursuant to Section 3.3, which are included in the Member’s Pre-2011 Accounts shall be paid in accordance with elections made or Plan provisions applicable pursuant to Section 7.3(c) and shall not be subject to Scheduled In-Service Withdrawal elections.”

11. Section 3.3 of the Plan shall be deleted and the following shall be substituted therefor:

“3.3 Valuation of Accounts. All amounts credited to an Account shall be deemed invested in accordance with Article IV on the date such amount is credited to the Account, and, except as provided in Section 4.2, the balance of each Account (including each Scheduled Withdrawal Subaccount, Class Year Subaccount, Deferral Component, Pre-2011 Account and Grandfathered Subaccount established thereunder) shall reflect the result of the daily pricing of the assets in which such Account, subaccount or Deferral Component thereunder is deemed invested from the time of such crediting until the time of distribution.”

12. Section 6.3 of the Plan shall be deleted and the following shall be substituted therefor:

“6.3 Scheduled In-Service Withdrawals.

(a) With respect to each Deferral Component within a Class Year Subaccount of a Member as to which the Member has elected a Scheduled In-Service Withdrawal in accordance with Section 3.1(d)(ii) (or, with respect to each Scheduled Withdrawal Subaccount, as applicable), the Member shall receive a Scheduled In-Service Withdrawal of such Deferral Component (or Scheduled Withdrawal Subaccount, as applicable) commencing on the Scheduled Withdrawal Date elected by the Member for such Deferral Component (or Scheduled Withdrawal Subaccount, as applicable) if the Member is still employed with the Employer on that date. The Member shall receive the Scheduled In-Service Withdrawal of each Deferral Component (or Scheduled Withdrawal Subaccount, as applicable) to which such an election applies in one of the following forms elected by the Member in writing on the form prescribed by the Committee at the time specified in Section 6.3(b):

(1) A single lump sum payment; and

(2) Annual installments for a period of an integral number of years from two through five inclusive, as designated by the Member; provided, however, that with respect to any installments payable to a Member from any Deferral Component or Scheduled Withdrawal Subaccount, as applicable, (a) in the event of the Member’s Termination of Service prior to the end of such elected installment period, the remaining balance in such Deferral Component or Scheduled Withdrawal Subaccount, as applicable, shall be paid in accordance with Article VII, and (b) the amount of each annual installment with respect to each Deferral Component or Scheduled Withdrawal Subaccount, as applicable, shall be computed by dividing the remaining balance attributable to such Deferral Component or Scheduled Withdrawal Subaccount, as applicable, as of the Valuation Date next preceding the date of payment of such annual installment by the number of annual installments remaining under the Member’s election with respect to such Deferral Component or Scheduled Withdrawal Subaccount, as applicable.

In the event the Member fails to timely elect in accordance with Section 6.3(b) the form in which a Scheduled In-Service Withdrawal is to be paid as to any Deferral Component or Scheduled Withdrawal Subaccount, such withdrawal shall be in the form of a single lump sum payment.

(b) A Member’s elections pursuant to Section 6.3(a) with respect to a Scheduled In-Service Withdrawal must be made at the time of his annual deferral election pursuant to Section 3.1(d)(ii). Notwithstanding the foregoing, a Member may subsequently elect to delay the distribution of amounts credited to one or more of his Deferral Components or Scheduled Withdrawal Subaccounts for a period of at least five additional calendar years; provided, that such election (a) is made at least 12 months prior to the date that such distribution would otherwise be made, and (b) is not given effect until 12 months following the date it is made. Such elections may be made separately as to each Deferral Component and Scheduled Withdrawal Subaccount and each series of installment payments elected thereunder shall each be treated as a single payment for purposes of Section 409A of the Code, as provided in Section 7.3(c). In the event that a Member elects a Scheduled In-Service Withdrawal and incurs a Termination of Service prior to the Scheduled Withdrawal Date, the Member’s Scheduled In-Service Withdrawal election and Member Deferral election under Section 3.1 will be cancelled and the entire balance of such Member’s Accounts will be paid according to the Member’s termination distribution election as provided in Section 7.3.”

13. Section 7.3 of the Plan shall be deleted and the following shall be substituted therefor:

“7.3 Alternative Forms of Benefit Payments.

(a) A Member’s benefit under Section 7.1 shall be paid in the form of a single lump sum payment if such Member’s Termination of Service occurs prior to his Retirement Date for a reason other than Disability.

(b) With respect to a Member whose Termination of Service occurs (i) prior to his Retirement Date by reason of Disability or (ii) on or after his Retirement Date, such Member shall receive distribution of his benefits attributable to his Pre-2011 Accounts and each Deferral Component within each Class Year Subaccount in one of the following forms elected by such Member in writing on the form prescribed by the Committee at the time specified in Section 7.3(c), with separate elections to be made and apply to his Pre-2011 Accounts and each Deferral Component of each of his Class Year Subaccounts:

(1) A single lump sum payment; and

(2) Annual installments for a period of an integral number of years from two through 15 inclusive, as designated by a Member; provided, however, that with respect to any installments payable to a Member under the Plan, (a) in the event of such Member’s death prior to the end of the elected installment period, the remaining balance in such Pre-2011 Accounts and Deferral Component shall be paid as soon as administratively practicable in one lump sum payment to such Member’s designated Beneficiary, and (b) the amount of each annual installment shall be computed by dividing the Member’s Vested Interest in the unpaid balance in his Pre-2011 Accounts or Deferral Component, as applicable, as of the Valuation Date next preceding the date of payment of such annual installment by the number of annual installments remaining.

A single election shall be made pursuant to this Section 7.3(b) by each Member with respect to his Pre-2011 Accounts and each Deferral Component within each Class Year Subaccount as to the form of distribution of such Pre-2011 Accounts or Deferral Component, as applicable, to be made in connection with a Termination of Service that occurs either (i) prior to such Member’s Retirement Date by reason of Disability or (ii) on or after such Member’s Retirement Date. In the event such Member fails to timely elect in accordance with this Section 7.3(b) the form in which his benefit payments are to be made, such benefit payments shall be in the form of a single lump sum payment.

(c) A Member’s elections pursuant to Sections 7.2 and 7.3(b) with respect to his Pre-2011 Accounts shall be made on or before the date he first becomes a Member of the Plan and shall be a single election with respect to all such Pre-2011 Accounts. A Member’s elections pursuant to Sections 7.2 and 7.3(b) with respect to his Class Year Subaccounts and each Deferral Component thereunder shall be made on the form prescribed by the Committee and prior to the deadline for annual Member Deferral elections applicable under Section 3.1(d)(i). Notwithstanding the foregoing, a Member may, on the form prescribed by the Committee, make changes in his elections as to the time and form of payment of his Plan benefits; provided, however, that (i) any such change shall not be effective if such Member incurs a Termination of Service on or before the date that is 12 months after such Member delivers the form implementing such change to the Committee, (ii) except in the case of the death of the Member, the payment (or installment payments) with respect to which the new election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been paid (or five years from the date the first installment was scheduled to be paid in the case of an election of installment payments), and (iii) any new election that relates to payment at a specified time (or pursuant to a fixed schedule) may not be made less than 12 months before the date the payment is scheduled to be paid (or 12 months before the date the first amount was scheduled to be paid in the case of an election of installment payments). Election changes pursuant to this Section 7.2(c) may be made separately as to each election previously made by a Member (i.e., relating to his Pre-2011 Accounts and each Deferral Component under each Class Year Subaccount). The requirements for changes in a Member’s elections as to time and form of payment of his Plan benefit shall not apply in the case of a distribution pursuant to Section 6.2 or 7.5(b) (Unforeseeable Financial Emergency) or any other earlier payment of a Plan benefit otherwise permitted and not considered an election change or acceleration under Section 409A of the Code.

(d) The entitlement to installment payments from a Member’s Pre-2011 Accounts or each Deferral Component of any Class Year Subaccount shall each be treated as the entitlement to a single payment with respect to such Account or Deferral Component, as applicable, for purposes of Section 409A of the Code and applicable administrative guidance thereunder. Based on this treatment, when applying the election change restrictions of Section 6.3 and Section 7.3(c), a change to the time or form of payment of a Deferral Component of a particular Class Year Subaccount must result in an additional deferral for a minimum of five years from the date that the first installment from such subaccount would have otherwise been paid. For example, a 10 year installment payout of a Member’s Base Salary Deferral Component of his 2011 Class Year Subaccount scheduled to commence in 2015 could be changed to a lump sum payment payable in 2020 or a series of installment payments commencing in 2020, assuming the other requirements of Section 6.3 or 7.3(c), as applicable, have been met. In this example, a separate election to change the payment timing, made in accordance with the requirements of Section 7.3(c), would be required to be made if a Member desired to change the time and form of distribution of any other portion of the Member’s Accounts which is separately accounted for by the Plan.”

14. The following provision shall be added at the end of Section 12.3(d) of the Plan:

“; provided, however, that, such Member’s Consulting Pay for Plan Years from and after the Plan Year beginning January 1, 2011 shall be subject to separate elections for each Plan Year by Class Year Subaccount, and he shall not be permitted to make separate deferral or time and form of payment elections by type of Compensation earned with respect to a Plan Year.”

15. Section 13.2(3) of the Plan shall be deleted and the following shall be substituted therefor:

“(3) Director Compensation. The pay paid in cash to or for the benefit of a Member for services performed while a Member with respect to such Member’s (i) general service as a Director, (ii) membership on a committee of the Board, (iii) chairmanship of any such committee and (iv) attendance (physically or otherwise) at any meeting of the Board or committee thereof, including the portion thereof that a Member could have received in cash or in lieu of deferrals made pursuant to Section 13.4(b). Notwithstanding the foregoing, in the event that a Director has elected to defer Director Compensation for a Plan Year and, after the start of such Plan Year, the Company provides such Director with the option of receiving all or part of such Director Compensation as Director Mid-Year Stock Compensation, such Director Mid-Year Stock Compensation will be deferred as “Director Compensation” in accordance with his deferral election made pursuant to Section 13.4(b) for such Plan Year. For the avoidance of doubt, ‘Director Compensation’ shall not include Director Regular Stock Compensation.”

16. A new Section 13.2(4A) shall be added to the Plan as follows:

“(4A) Director Mid-Year Stock Compensation. Compensation to a Member for his services as a Director that would be payable to the Director in cash and included as ‘Director Compensation’ but as to which the Member has made an election, after the start of the Plan Year, to receive such compensation in shares of Common Stock.”

17. Section 13.2(5) shall be deleted and the following shall be substituted therefor:

“(5) Director Regular Stock Compensation. Compensation payable to a Member for his services as a Director which is (a) required by the Company to be paid in shares of Common Stock in accordance with the Company’s regular practices for payment of compensation to Directors or (b) any other compensation for services as a Director that, prior to the start of any Plan Year, the Director has elected to receive as shares of Common Stock. Director Regular Stock Compensation shall not be subject to deferral under the Plan.”

18. Section 13.4(g) of the Plan shall be deleted and the following shall be substituted therefor:

“(g) For Plan Years beginning on or after January 1, 2011, with respect to such Member, a Deferral Component shall mean the portion of such Member’s Class Year Subaccount established with respect to a Plan Year that is attributable to (i) such Member’s deferrals for such Plan Year of Director Compensation paid with respect to such Member’s general service as a Director (“General Service Director Compensation”), (ii) such Member’s deferrals for such Plan Year of any other category of Director Compensation, including committee membership and/or chairmanship and meeting fees (“Other Director Compensation”), or (iii) Employer Deferrals made on behalf of such Member for such Plan Year, as applicable. Such Member’s deferrals for a Plan Year and Employer Deferrals made on such Member’s behalf for a Plan Year shall be credited to the applicable Deferral Component (General Service Director Compensation, Other Director Compensation or Employer Deferral, as applicable) under such Member’s Class Year Subaccount for such Plan Year, and such Member shall be entitled to make elections with respect to each such Deferral Component in accordance with the applicable provisions of the Plan; provided, however, that such Member shall not be entitled to elect a Scheduled In-Service Withdrawal pursuant to Sections 3.1(d)(ii) and 6.3; and”

19. Section 13.4(h) of the Plan shall be deleted and the following shall be substituted therefor:

“(h) If such Member’s election pursuant to Section 13.3(b) applies to Director Mid-Year Stock Compensation, the Member shall be granted a Phantom Stock Award under the 2007 LTIP, or any subsequent equity compensation plan that may be adopted by the Company, under which the Member shall have a right to receive the shares of Common Stock that are subject to such Member’s deferral election at the time and in the form of payment prescribed in accordance with Article VII of this Plan, and such Phantom Stock Award shall be treated as part of the Member’s Deferral Account for purposes of the Plan. Notwithstanding anything to the contrary herein, the provisions of Article IV of this Plan shall not apply with respect to the portion of the Member’s Account attributable to any such Phantom Stock Award and the shares of Common Stock that may be deliverable pursuant thereto and, for the avoidance of doubt, the only earnings or losses attributable to such portion of a Member’s Account shall be the changes in value associated with the shares of Common Stock subject to such Phantom Stock Award or deliverable pursuant thereto and any stock dividends on such shares of Common Stock; provided, however, that any cash dividends received in connection with such portion of the Member’s Account shall be subject to deemed investment in accordance with Article IV of this Plan. Any shares of Common Stock attributable to Director Mid-Year Stock Compensation deferred under the Plan that, pursuant to the terms of the applicable Phantom Stock Award, are deliverable at any time prior to the time of payment for the Member’s Account, as determined in accordance with Section 7.2, shall be delivered to the Company, and the Member shall have no preferred claim or beneficial ownership interest in any such shares. Further, the Member shall have no voting, tender, or similar rights with respect to any such shares. With respect to any dividends payable with respect to Director Mid-Year Stock Compensation deferred under the Plan, such dividends shall be deferred under the Plan as Member Deferrals and shall be credited to the Member’s Deferral Account. In valuing Director Mid-Year Stock Compensation deferred under the Plan for purposes of Section 7.5 and otherwise under the Plan, each share of Common Stock shall be treated as having a value on any specified date equal to the Fair Market Value thereof, as defined under the 2007 LTIP. In payment of a Member’s Account pursuant to Article VII of this Plan, no fractional shares of Common Stock shall be paid and cash equal to the Fair Market Value of any such fractional shares shall be paid in lieu thereof.”

II. For the avoidance of doubt, the amendments to the Plan set forth in this instrument shall be inapplicable to the Grandfathered Subaccounts. In addition, time and form of payment elections established with respect to Members’ Scheduled Withdrawal Accounts and Pre-2011 Accounts prior to January 1, 2011 shall not be affected by the changes in election process described in this instrument, but may be subject to change as provided in Section 6.3(b) or 7.3, and the portion of a Member’s Pre-2011 Account attributable to Employer Deferrals shall be payable only at the time specified in Section 7.2.

III. Capitalized terms used but not defined in this instrument shall have the meanings attributed to such terms in the Plan.

IV. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 10th day of November , 2010, effective for all purposes as provided above.

GROUP 1 AUTOMOTIVE, INC.

By:		/s/ J. Brooks O’Hara

	Name:	J. Brooks O’Hara

	Title:	Vice President, Human Resources